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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 18, 1999

                        TELTRAN INTERNATIONAL GROUP, LTD.

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               (Exact name of Registrant as specified in charter)

   Delaware                      0-25641                   11-3172507
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(State or Other         (Commission File No.)          (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)

One Penn Plaza, Suite 4430, New York, New York                          10119
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (212) 643-1283
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Item 2.        Acquisition or Disposition of Assets

On December 18, 1999, Teltran International Group, Ltd. (the "Company") acquired all the shares of Internet Protocols Ltd. Internet Protocols Ltd., is based in the United Kingdom and commenced operations in 1999 as a provider of equipment and services to internet service providers. Internet Protocols Ltd. provides Internet access services and other services to customers. It seeks to enter into revenue-sharing arrangements with its customers for providing the use of equipment. In connection with the acquisition Teltran issued 1,481,566 shares to the existing shareholders in exchange for all the outstanding shares of Internet Protocols Ltd. All of the shareholders were unaffiliated with the Company. The Company has also purchased additional shares of Internet Protocols Ltd. directly from the Company for approximately $3,000,000 payable in an initial installment and further installments through August 2000. The cash consideration was paid out of available funds of the Company. The ultimate purchase price for the shares acquired from the former shareholders and the number of shares issued by Teltran may be increased or decreased depending upon the valuation of Internet Protocols Ltd. in November 2000 and other factors. One-half of the shares issued to the former shareholder were deposited in escrow covering indemnification and possible downward valuation. At the time of the acquisition, Teltran issued an additional 83,886 shares in escrow, which may be used to satisfy approximately $550,000 of indebtedness of Internet Protocols Ltd. to certain of its former stockholders.

Item 7.  Financial Statements, Pro-Forma Information and Exhibits

          (a) and (b)

          (c) Exhibits

          10.16 Acquisition Agreement dated as of December 18, 1999 among Internet Protocols Ltd. all the shareholders of Internet Protocols Ltd. and Teltran International Group, Ltd.

o Registrant's filing of financial and pro-forma information relating to the Exchange Agreement within fifteen (15) days after the exchange is impracticable. Registrant will file such financial information by amendment hereto no later than sixty (60 days after the filing of this report.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 2000

                                               TELTRAN INTERNATIONAL GROUP, LTD.
                                                          (Registrant)


                                               By: /s/ Byron Lerner
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                                                       Byron Lerner, President